Exhibit 24(a)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DARREN R. WELLS, EVAN M. SCOCOS and DANIEL T. YOUNG, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-4 (including any and all amendments thereto, including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Richard J. Kramer Richard J. Kramer	Director, Chairman, Chief Executive Officer and President (Principal Executive Officer)	February 23, 2022

/s/ Darren R. Wells Darren R. Wells	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 24, 2022

/s/ Evan M. Scocos Evan M. Scocos	Vice President and Controller (Principal Accounting Officer)	February 24, 2022

/s/ James A. Firestone James A. Firestone	Director	February 18, 2022

/s/ Werner Geissler Werner Geissler	Director	February 18, 2022

/s/ Peter S. Hellman Peter S. Hellman	Director	February 18, 2022

/s/ Laurette T. Koellner Laurette T. Koellner	Director	February 22, 2022

/s/ Karla R. Lewis Karla R. Lewis	Director	February 18, 2022

/s/ Prashanth Mahendra-Rajah Prashanth Mahendra-Rajah	Director	February 18, 2022

/s/ W. Alan McCollough W. Alan McCollough	Director	February 18, 2022

/s/ John E. McGlade John E. McGlade	Director	February 21, 2022

/s/ Roderick A. Palmore Roderick A. Palmore	Director	February 23, 2022

/s/ Hera Siu Hera Siu	Director	February 18, 2022

/s/ Stephanie A. Streeter Stephanie A. Streeter	Director	February 22, 2022

/s/ Michael R. Wessel Michael R. Wessel	Director	February 18, 2022

/s/ Thomas L. Williams Thomas L. Williams	Director	February 18, 2022